Exhibit 3.3

BYLAWS

OF
FBRED-C FEEDER REIT TRUST

ARTICLE I
OFFICES

Section 1.    Principal Office
The principal office of FBRED-C Feeder REIT Trust, a Maryland statutory trust (the “Trust”), in the State of Maryland shall be as designated by the Board of Trustees from time to time. The name of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, and the post office address of such resident agent is 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The name and address of the resident agent of the Trust in the State of Maryland may be changed by the Board of Trustees from time to time.
Section 2.    Other Offices
The Trust may also have other offices at such locations both within and without the State of Maryland as the Board of Trustees may determine or as the business of the Trust may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.     Place of Meetings
All meetings of the shareholders of the Trust shall be held at such place in the United States as may be designated by the Board of Trustees and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.    Annual Meetings
The annual meeting of shareholders of the Trust for the election of trustees and the transaction of such other business as may properly come be brought before such meeting shall be held at such time on such date of each year as may be set forth from time to time by the Board of Trustees, commencing with the year 2026. Any business of the Trust may be transacted at the annual meeting without being specified in the notice thereof; except as otherwise provided by law.
Section 3.    Special Meetings
Special meetings of shareholders of the Trust for any purpose or purposes may be called at any time by the Chief Executive Officer or any trustee, and shall be called by the Secretary upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at any such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. Upon receipt of such request, the Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of such costs to the Trust, the Secretary shall give notice to each shareholder entitled to notice of such meeting. No special meeting need be called upon the request of shareholders entitled to cast less than a majority of all votes entitled to be cast at such a meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of shareholders held during the preceding 12 months. The Board of Trustees shall have the sole power to fix the record date for determining shareholders entitled to request a special meeting of shareholders and the date, time and place of the special meeting.
Section 4.    Notice of Meetings; Waiver of Notice; Shareholder Proposals
Written notice of the time and place of each meeting of shareholders, and the purpose of any special meeting, shall be given to each shareholder entitled to vote at or to notice of such meeting not less than 10 nor more than 90 days before the date of such meeting, either personally delivered to the shareholder, left at the shareholder's residence or usual place of business, mailed to the shareholder, postage prepaid, at the shareholder's address as it appears on the records of the Trust or transmitted to the shareholder by electronic mail to any electronic mail address of the shareholder or by any other electronic means. No notice of the time, place, or purpose of any meeting of shareholders need be given to any shareholder entitled to such notice who is present at the meeting in person or by proxy, or who, either before or after the meeting, executes a written waiver of notice which is filed by the Secretary with the records of meetings of shareholders. Any shareholder proposing a nominee for election as a trustee or any other matter for consideration at a meeting of shareholders shall provide advance notice of the nomination or proposal to the Trust 90 days before the date of the meeting, or in the case of an annual meeting, 90 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting.
Section 5.    Record Date and Closing of Transfer Books
For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive dividends or be allotted any other right, or for any other proper purpose, the Board of Trustees may fix, in advance, a record date, which shall be not more than 90 days before the date on which the action requiring the determination will be taken, or the Board of Trustees may direct that the share transfer books be closed for a stated period, not to exceed 20 days. In the case of a meeting of shareholders, the record date or the closing of the transfer books shall be at least 10 days before the date of the meeting. Except as otherwise provided by law, the record date may not be prior to the close of business on the day the record date is fixed. Shares of the Trust acquired by the Trust between the record date for any meeting of shareholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.
Section 6.    Quorum
Unless otherwise provided by law or the Declaration of Trust of the Trust, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum at all meetings of shareholders. The shareholders entitled to cast a majority of the votes so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding any absence or withdrawal of any shareholder or shareholders during the meeting that has or have the effect of reducing the number of shareholders remaining in attendance at the meeting to less than a quorum.
Section 7.    Proxies
At all meetings of shareholders of the Trust, a shareholder may vote either in person or by proxy. A shareholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the shareholder or the shareholder's authorized agent signing the writing or causing the shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a shareholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest in which a proxy may be coupled includes as interest in the share to be voted under the proxy or another general interest in the Trust or its assets or liabilities.

Section 8.    Voting
Unless the Declaration of Trust of the Trust provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law or the Declaration of Trust of the Trust, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting. Candidates for election as members of the Board of Trustees who receive the highest number of votes at a meeting at which a quorum is present, up to the number of trustees to be chosen, shall stand elected by a plurality of the votes cast, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the Board of Trustees.
Section 9.    Informal Action
Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter is filed with the records of shareholder meetings. Unless the Declaration of Trust of the Trust requires otherwise, the holders of any class of the Trust's shares other than common shares, entitled to vote generally in the election of trustees, may take action or consent to any action by the written consent of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders if the Trust gives notice of the action so taken to each shareholder not later than ten days after the effective time of the action.
Section 10.    Meeting by Conference Telephone
Shareholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at the meeting.
ARTICLE III
BOARD OF TRUSTEES

Section 1.    Function of Trustees
The business and affairs of the Trust shall be managed under the direction of the Board of Trustees, which shall have and exercise all powers of the Trust, except as conferred upon or reserved to the shareholders by law, the Declaration of Trust of the Trust or these Bylaws.

Section 2.    Number of Trustees
The Board of Trustees of the Trust shall consist of one (1) trustee, or such other number not more than fifteen (15), as a majority of the entire Board of Trustees shall determine from time to time, but any action changing the number of trustees shall not affect the tenure of any trustee.
Section 3.    Qualification of Trustees
Unless otherwise provided by law, the Declaration of Trust of the Trust, or these Bylaws, trustees need not be shareholders of the Trust.
Section 4.     Election and Tenure of Trustees
    Trustees shall be elected at the annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified.
Section 5.    Regular Meetings
The regular annual meeting of the Board of Trustees shall be held without notice immediately after and at the same place as the annual meeting of shareholders. Other regular meetings of the Board of Trustees may be held without notice at such time and place as shall from time to time be determined by resolution of trustees.
Section 6.    Special Meetings
Special meetings of the Board of Trustees may be called by the Chairman of the Board or Chief Executive Officer and shall be called by the Secretary upon the written request of a majority of the trustees. Special meetings of the Board of Trustees shall be held at any place in or out of the State of Maryland as the Board of Trustees may from time to time determine by resolution or as shall be specified in any notice or waiver of notice of such meeting.
Section 7.    Notice; Waiver of Notice
Written notice of the time and place of any special meeting of the Board of Trustees shall be given to each trustee at least one day prior thereto either by personal delivery, facsimile transmission (directed to the facsimile transmission number at which the trustee has consented to receive notice), electronic mail (directed to the electronic mail address at which the trustee has consented to receive notice) or other form of electronic transmission pursuant to which the trustee has consented to receive notice, or at least five days prior thereto by mail, addressed to such trustee at his address as it appears in the records of the Trust. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any trustee may waive notice of any meeting, either before or after such meeting, by signing or submitting by electronic transmission a waiver of notice that is filed with the records of the meeting. Attendance of a trustee at a meeting shall constitute a waiver of notice of such meeting, except where the trustee attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Trustees need be specified in the notice or waiver of notice of such meeting.
Section 8.    Quorum; Manner of Acting
A majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees. If a quorum is not present at any meeting, the trustees present may adjourn the meeting. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III. Unless a greater proportion is required by law, the Declaration of Trust of the Trust or these Bylaws, the action of a majority of the trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees.
Section 9.    Action Without a Meeting; Telephone Meeting
Any action required or permitted to be taken at a meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is signed or submitted by electronic transmission by each member of the Board of Trustees or committee and filed with the minutes of proceedings of the Board of Trustees or committee. Members of the Board of Trustees, or any committee thereof, may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.
Section 10.    Resignation and Removal
Any trustee may resign at any time by giving written notice of such resignation to the Chief Executive Officer or the Secretary at the principal office of the Trust. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof. Unless otherwise provided by law or the Declaration of Trust of the Trust, the shareholders of the Trust may remove any trustee, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast generally for the election of trustees.
Section 11.    Vacancies
The shareholders may elect a successor to fill a vacancy on the Board of Trustees which results from the removal of a trustee. A vacancy occurring on the Board of Trustees other than by reason of an increase in the number of trustees may be filled by the affirmative vote of a majority of the remaining trustees, although less than a quorum. Any trusteeship to be filled by reason of an increase in the number of trustees may be filled by a majority of the entire Board of Trustees. A trustee elected by the Board of Trustees to fill a vacancy shall serve until the next annual meeting of shareholders and until his successor is elected and qualifies. A trustee elected by the shareholders to fill a vacancy which results from the removal of a trustee shall serve for the balance of the term of the removed trustee.
Section 12.    Presumption of Assent
A trustee of the Trust who is present at a meeting of the Board of Trustees at which action on any corporate matter is taken shall be assumed to have assented to such action unless such trustee announces his dissent at the meeting and (a) such trustee's dissent is entered in the minutes of the meeting, (b) such trustee files his written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such trustee forwards his written dissent, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Trust within 24 hours after the meeting is adjourned. Such right to dissent shall not apply to a trustee who voted in favor of such action or failed to make his dissent known at the meeting.
Section 13.    Compensation of Trustees
Trustees shall not receive any salary or compensation for their services as trustees. By resolution of the Board of Trustees, the trustees may be paid their expenses of attendance at each meeting of the Board of Trustees and may be paid a fixed sum for attendance at each meeting of the Board of Trustees or a stated salary as trustee. No such payment shall preclude any trustee from serving the Trust in any other capacity and receiving compensation therefor. By resolution of the Board of Trustees, members of special or standing committees may be paid like compensation for attending committee meetings.

ARTICLE IV
COMMITTEES
Section 1.    Appointment
The Board of Trustees may appoint from among its members an Executive Committee and other committees composed of one or more trustees for such purposes and with such powers as the Board of Trustees may determine, subject to Section 2 of this Article IV. The members of any committee present at any meeting of the committee, whether or not they constitute a quorum, may appoint another trustee to act in the place of an absent member of the committee. The Board of Trustees shall by majority vote appoint a chairman of each such committee. The appointment of any committee pursuant to this Article IV, the delegation of authority thereto, or any action by a committee pursuant to this Article IV shall not constitute, of itself, compliance by any trustee, not a member of the committee, with the standard of care established by law for the performance of duties of trustees.
Section 2.    Executive Committee; Authority
The Board of Trustees may, by resolution adopted by a majority of the trustees present at any meeting, establish an Executive Committee to consist of one or more trustees. When the Board of Trustees is not in session, the Executive Committee shall have and may exercise all of the powers of the Board of Trustees, except to the extent, if any, that such authority shall be limited by resolution of the entire Board of Trustees; provided, however, that neither the Executive Committee nor any other committee shall have the power to amend the Bylaws of the Trust, to declare dividends or distributions on shares, to issue shares (except as permitted by law pursuant to a duly authorized share option or similar plan), to recommend to the shareholders any action which requires shareholder approval, or to approve any merger or share exchange which does not require shareholder approval.
Section 3.    Tenure
Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee or any other committee shall hold office until the next regular annual meeting of the Board of Trustees following his appointment and until his successor is designated by the Board of Trustees.
Section 4.    Meetings and Notices
Regular meetings of committees of the Board of Trustees may be held without notice at such times and places as such committees may determine from time to time by resolution. Special meetings of committees may be called by any member thereof upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be given by telephone or in writing by personal delivery, facsimile transmission (directed to the facsimile transmission number at which a member has consented to receive notice), electronic transmission (directed to the electronic mail address at which a member has consented to receive notice), other form of electronic transmission pursuant to which a member has consented to receive notice or, at least five days prior thereto by mail, addressed to a member at his address as it appears in the records of the Trust. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. Any member of a committee may waive notice of any meeting thereof, either before or after the meeting, by signing or submitting by electronic transmission a waiver of notice which shall be filed with the records of such meeting, or by attendance at such meeting.

Section 5.    Quorum
Except as provided otherwise in Section 1 of this Article IV, a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof. The vote of a majority of the members of a committee present at a meeting at which a quorum is present shall constitute action of the committee.
Section 6.    Action Without a Meeting; Telephone Meetings
Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is signed or submitted by electronic transmission by all of the members of the committee and filed with the minutes of proceedings of the committee. Members of committees may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.
Section 7.    Vacancies
Any vacancy on a committee may be filled by a resolution adopted by a majority of the Board of Trustees.
Section 8.    Removal and Resignations
Any member of a committee may be removed at any time, with or without cause, by resolution of the Board of Trustees. Any member of a committee may resign from the committee at any time by giving written notice to the Chief Executive Officer or Secretary of the Trust. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.
Section 9.    Procedure
All committees established by the Board of Trustees shall keep correct and complete minutes of their proceedings which minutes shall be recorded in written form but may be maintained in the form of a reproduction, and the Chairman of each committee shall report any actions taken to the Board of Trustees at the next meeting thereof held after the committee meeting. The minutes of committee meetings shall be distributed to all members of the Board of Trustees.

ARTICLE V
OFFICERS
Section 1.    Positions
The officers of the Trust may include a President, a Secretary, and a Treasurer, and such other officers as the Board of Trustees may appoint, including a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, one or more Chief Operating Officers and one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, who shall exercise such powers and perform such duties as are provided in these Bylaws and as may be determined from time to time by resolution of the Board of Trustees. Any two or more offices may be held by the same person, except that (a) one person may not serve concurrently as both President and Vice President, and (b) any person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify any instrument required by law to be executed, acknowledged or verified by more than one officer. The Chairman of the Board, if one is appointed, shall be a trustee, and the other officers may be trustees.
Section 2.    Chief Executive Officer
    The Chief Executive Officer shall be the chief executive officer of the Trust, shall, unless otherwise provided by the Board of Trustees, preside at all meetings of the Board of Trustees and of the shareholders, shall have overall responsibility and authority for the management of the operations of the Trust (subject to the authority of the Board of Trustees) and shall ensure that all orders and resolutions of the Board of Trustees and shareholders are carried into effect. The Chief Executive Officer shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Trust, except where required by law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Trustees to some other officer or agent of the Trust.
Section 3.    President
    The President shall have general and active supervision over the business and affairs of the Trust. The President shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Trust, except where required by law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Trustees to some other officer or agent of the Trust. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

Section 4.    Chairman of the Board
If the trustees shall appoint a Chairman of the Board, the Chairman shall, when present, preside at all meetings of the Board of Trustees and shall perform such other duties and have such other powers as may be vested in the Chairman by the Board of Trustees.
Section 5.    Chief Operating Officer
    The Chief Operating Officer shall be the chief operating officer of the Trust and shall have full responsibility and authority for management of the day-to-day operations of the Trust. The Chief Operating Officer shall report to the Chief Executive Officer and shall carry out the directions of the Chief Executive Officer and the Board of Trustees. The Chief Operating Officer shall also perform such other duties as may from time to time be assigned to him by the Board of Trustees. The Chief Operating Officer shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Trust, if required, except where required by law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Trustees to some other officer or agent of the Trust.
Section 6.    Chief Financial Officer
    The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Trust, including budgetary, accounting and statistical methods, and shall approve payment, or designate others serving under him to approve for payment, all vouchers and warrants for disbursements of funds, and, in general, shall perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Board of Trustees or the Chief Executive Officer, or as may be prescribed by these Bylaws.
Section 7.    Vice President
    In the absence of the Chief Operating Officer or in the event of the Chief Operating Officer’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Operating Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Operating Officer. The Vice President shall perform such other duties as from time to time may be assigned to him or her by the Board of Trustees or the Chief Executive Officer and have such other powers as the Board of Trustees may from time to time prescribe.
Section 8.    Secretary
The Secretary shall attend all meetings of the shareholders and the Board of Trustees, shall record or cause to be recorded all the proceedings of the meetings of the shareholders and of the Board of Trustees in a book or books to be kept for that purpose, and shall perform like duties for the Executive Committee or other committees, when required. The Secretary shall give, or cause to be given, such notices as are required to be given in accordance with the provisions of these Bylaws or as required by law or the Declaration of Trust of the Trust. The Secretary shall have custody of the seal of the Trust, and shall have the authority to affix the same to any instrument or document the execution of which in the name or on behalf of the Trust is duly authorized, and when so affixed it may be attested by the signature of the Secretary. The Secretary shall see that the books, records, and other documents required by law (including the share ledger and the records of the issue and transfer for common shares) are properly kept and filed. The Secretary shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be prescribed by these Bylaws or may be assigned to him or her by the Board of Trustees or the Chief Executive Officer.
Section 9.    Assistant Secretary
The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Trustees (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and have such other powers as the Board of Trustees may from time to time prescribe.
Section 10.    Treasurer
The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, and shall deposit all monies and valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Trust as directed by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, and to the Board of Trustees at its regular meetings, or when the Board of Trustees so requires, an account as to all transactions as Treasurer and of the financial condition of the Trust. The Treasurer shall also perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Trustees or the Chief Executive Officer, or as may be prescribed by these Bylaws. If required by the Board of Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of the Treasurer's office and for the restoration to the Trust, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the Treasurer's possession or under the Treasurer's control and belonging to the Trust.

Section 11.    Assistant Treasurer
The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Trustees (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.
Section 12.    Election and Term of Office
Starting with the first regular annual meeting of the Trust, the officers of the Trust shall be elected at the regular annual meeting of the Board of Trustees, or as soon thereafter as possible, to hold office until the next regular annual meeting of the Board of Trustees and until their respective successors are elected and qualified, or until their earlier death, resignation, or removal.
Section 13.    Compensation
The compensation of all officers of the Trust shall be fixed from time to time by the Board of Trustees.
Section 14.    Resignation and Removal
Any officer may at any time resign in the same manner provided for trustees in Section 10 of Article III of these Bylaws. Any officer may be removed by the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 15.    Vacancies
A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Trustees for the unexpired portion of the term of such office and until a successor is elected by the Board of Trustees and qualifies.
Section 16.    Fidelity Bonds
The Trust may secure the fidelity of any or all of its officers or agents by bond or otherwise.
ARTICLE VI
INDEMNIFICATION

The Trust shall indemnify, to the fullest extent permitted by the laws of the State of Maryland, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former trustee or officer of the Trust or (ii) any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, officer, partner, member, manager or director, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise at the request of the Trust who, by reason of such position, was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.
The indemnification provided herein shall not be deemed to limit the right of the Trust to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Trust may be entitled under any agreement, vote of shareholders or disinterested trustees, or otherwise, both as to action in such persons official capacity and as to action in another capacity while holding such office.

ARTICLE VII
CAPITAL SHARES
Section 1.    Transfer of Shares
Transfer of shares of the Trust shall be made only on its share ledger. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Trust.
Section 2.    Issuance of Shares
The Board of Trustees may from time to time authorize the issuance of additional shares or securities convertible into shares. Prior to each such issuance the Board of Trustees shall adopt a resolution which authorizes the issuance and sets the minimum consideration for which such shares or convertible securities are to be issued, or a formula or method pursuant to which the same is to be determined, including a fair description of any consideration other than money. In the absence of actual fraud in the transaction, the minimum consideration so fixed by the Board of Trustees shall be conclusive for all purposes. The actual value of consideration to be received by the Trust, as determined by the Board of Trustees, upon the issuance of additional common shares shall be not less than the par value thereof. For the purposes of this Section, the consideration for which shares are issued as a share dividend is the resulting capitalization of surplus, and at the time the dividend is paid, the Trust shall transfer from surplus to stated capital an amount at least equal to the aggregate par value of the shares to be issued. Unless otherwise required by law, no vote of the shareholders of the Trust shall be required for the issuance of additional shares or securities convertible into shares.
Section 3.    Books and Records; Share Ledgers
The Trust shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Trustees and of any executive or other committee when exercising any of the powers of the Board of Trustees. The Trust shall maintain a share ledger containing the names and addresses of the shareholders of the Trust and the number of shares of each class held by each shareholder, and an original or duplicate of the share ledger shall be kept at the principal office of the Trust, or at such other place as the Board of Trustees may determine. The books and records of the Trust's accounts and transactions and the share ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.
Section 4.    Dividends
The Board of Trustees may declare dividends on the shares of the Trust, which may be paid in cash or the Trust's shares in accordance with applicable law. No dividend may be declared or paid if, after giving effect to the distribution, the Trust would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or the Trust's total assets would be less than the sum of the Trust's total liabilities plus the amount that would be needed, if the Trust were dissolved at the time of the distribution, to satisfy all preferential rights upon dissolution superior to the preferential rights of those receiving the distribution.
Section 5.    Registered Shareholders
The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise the rights and powers of an owner. The Trust shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maryland.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 1.    Fiscal Year
The fiscal year of the Trust shall be fixed by resolution of the Board of Trustees.

Section 2.    Financial Statements
The Chief Executive Officer, Chief Financial Officer, President, Treasurer, or such other executive officer as may be designated in these Bylaws, shall prepare annually a full and correct statement of the affairs of the Trust, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the principal office of the Trust.
Section 3.    Seal
The Board of Trustees may authorize the adoption of a seal by the Trust. The seal of the Trust shall have inscribed thereon the name of the Trust, the year of its organization, and the words “Seal” and “Maryland,” and shall be in such form as shall be approved from time to time by the Board of Trustees. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, or otherwise reproduced.
Section 4.    Amendments
These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by the vote of a majority of the entire Board of Trustees or by the affirmative vote of holders of shares of the Trust representing not less than a majority of all the votes entitled to be cast on the matter.
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The foregoing Bylaws were adopted by the Board of Trustees on March _6th__, 2025.

            /s/ Michal Goodman
Name: Micah Goodman
Title: Secretary